UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 19, 2009

(Date of earliest event reported)

Union Bankshares Corporation

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 North Main Street

Post Office Box 446

Bowling Green, Virginia 22427

(Address of principal executive offices) (Zip Code)

(804) 633-5031

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 19, 2009, Union Bankshares Corporation (“Union”) and First Market Bank, FSB (“First Market”) entered into the First Amended and Restated Agreement and Plan of Reorganization (the “Amended Merger Agreement”) which amends and restates the Agreement and Plan of Reorganization, dated as of March 30, 2009, between Union and First Market. Pursuant to the Amended Merger Agreement, First Market will merge (the “Merger”) with and into a newly-formed subsidiary of Union (the “Acquisition Bank”), and as soon as reasonably practicable after the Merger, Union Bank and Trust Company, an existing wholly-owned Virginia banking subsidiary of Union, will merge with and into the Acquisition Bank. The companies entered into the Amended Merger Agreement to reflect the combining of the two banks, and to make technical and other changes to reflect the combination.

A copy of the press release issued jointly by Union and First Market announcing the execution of the Amended Merger Agreement is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued jointly by Union Bankshares Corporation and First Market Bank, FSB on June 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

/s/ D. Anthony Peay
D. Anthony Peay
Executive Vice President and Chief Financial Officer

Date: June 19, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued jointly by Union Bankshares Corporation and First Market Bank, FSB on June 19, 2009.